UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 28, 2014

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place
Bowie, Maryland 20716
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 5-Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 28, 2014, Old Line Bancshares, Inc. (the “Company”) held its Annual Meeting of Stockholders at which its stockholders voted on the following matters:

(1)	To elect five directors to serve for a three-year term ending at the annual meeting of stockholders to be held in 2017, and until their successors are duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes

Craig E. Clark	6,849,045	411,903	2,180,126
G. Thomas Daugherty	7,041,341	219,607	2,180,126
Gail D. Manuel	7,169,492	91,456	2,180,126
Gregory S. Proctor, Jr.	7,174,917	86,031	2,180,126
Suhas R. Shah	7,147,042	113,906	2,180,126

To elect one director to serve the remainder of a three-year term ending at the annual meeting of stockholders to be held in 2016, and until his successor is duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes

Thomas H. Graham	7,170,178	90,770	2,180,126

(2)	To ratify the appointment of Dixon Hughes Goodman LLP as independent public accountants to audit the Company’s financial statements for 2014.

Votes For	9,402,919
Votes Against	30,348
Abstentions	7,807
Broker Non-Votes	0

(3)	To approve a non-binding advisory proposal to approve the compensation of the Company’s named executive officers.

Votes For	6,699,951
Votes Against	214,212
Abstentions	346,785
Broker Non-Votes	2,180,126

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: June 2, 2014	By: /s/Mark A. Semanie
Mark A. Semanie, Executive Vice President
and Chief Operating Officer